As filed with the Securities and Exchange Commission on March 19, 2002.

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           FloridaFirst Bancorp, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         Florida                                                 59-3662010
-------------------------------                              -------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             205 East Orange Street
                          Lakeland, Florida 33801-4611
                    ----------------------------------------
                    (Address of principal executive offices)

                FloridaFirst Bancorp, Inc. 2002 Stock Option Plan
                  FloridaFirst Bank 2002 Restricted Stock Plan
                  --------------------------------------------
                            (Full Title of the Plans)

                               Richard Fisch, Esq.
                              Evan M. Seigel, Esq.
                            Malizia Spidi & Fisch, PC
                           1100 New York Avenue, N.W.
                                 Suite 340 West
                             Washington, D.C. 20005
                                 (202) 434-4660
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   CALCULATION OF REGISTRATION FEE
======================================================================================================
Title of                              Proposed Maximum     Proposed Maximum    Amount of Registration
Securities to        Amount to be         Offering        Aggregate Offering     Registration
be Registered       Registered (1)     Price Per Share(2)      Price (2)            Fee (2)
-------------       --------------     ------------------      ---------            -------
Common Stock
$0.10 par value
per share           309,000 shares          $16.025           $4,951,725              $455.56

Common Stock
$0.10 par value
per share           131,713 shares          $ 18.00           $2,370,834              $218.12

======================================================================================================

(1) The maximum number of shares of Common Stock issuable upon awards to be granted under the FloridaFirst Bancorp, Inc. 2002 Stock Option Plan consists of 314,795 shares, and under the FloridaFirst Bank 2002 Restricted Stock Plan (the "RSP") consists of 125,918 shares which are being registered under this Registration Statement and for which a registration fee is being paid. Additionally, an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Under Rule 457(h) of the 1933 Act, the registration fee may be calculated, inter alia, based upon the price at which the stock options may be exercised. An aggregate of 440,713 shares are being registered hereby, of which 309,000 shares are under option at a weighted average exercise price of $16.025 per share ($4,951,725 in the aggregate). The remainder of such shares 131,713 shares consisting of 125,918 shares awarded under the RSP and 5,795 unallocated options under the Stock Option Plan, are being registered based upon the average of the high and low selling prices of the Common Stock of the Registrant as reported on the Nasdaq National Market on March 14, 2002, of $18.00 per share ($2,370,834 in the aggregate), for a total offering of $7,322,559.

         This Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933 ("1933 Act") and Rule 462 of the 1933 Act.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information. *
------

Item 2.  Registrant Information and Employee Plan Annual Information. *
------

         *This Registration Statement relates to the registration of 440,713 shares of FloridaFirst Bancorp, Inc. (the "Company" or "Registrant") common stock, $.10 par value per share (the "Common Stock") issuable to employees, officers and directors of the Registrant or its subsidiary as compensation for services in accordance with the FloridaFirst Bancorp, Inc. 2002 Stock Option Plan under which 314,795 are issuable, and the FloridaFirst Bank 2002 Restricted Stock Plan under which 125,918 shares are issuable (together, the "Plans"). Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.
------

         The Company became subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") on December 19, 2000 and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The following documents filed by the Company are incorporated in this Registration Statement by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001;

         (b) The Company's Annual Report on Form 10-K/A for the fiscal year ended September 30, 2001, as filed with the Commission on March 8, 2002;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter year ended December 31, 2001; and

         (d) The description of the Company's securities as contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on December 19, 2000.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
------

         Not Applicable

Item 5.  Interests of Named Experts and Counsel.
------

         Not Applicable

Item 6.  Indemnification of Directors and Officers.
------

         The Registrant has authority under the Florida Business Corporation Act to indemnify its directors and officers to the extent provided in such statute. The Registrant's Articles of Incorporation ("Articles") provide that the Registrant shall indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter. In general, Florida law permits a Florida corporation to indemnify its directors, officers, employees and agents, and persons serving at the corporation's request in such capacities for another enterprise against liabilities arising from conduct that such persons reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution, and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought from the Registrant, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification from the Registrant by any officer or director.

         The  Articles  require  indemnification  of  directors,   officers  and
employees to the fullest extent permitted by Florida law.

         Further, the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Articles.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("1933 Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
------

         Not Applicable

Item 8.  Exhibits.
------

         For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

Item 9.  Undertakings.
------

         (a)      The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events
                    arising  after  the  effective  date  of  the   Registration
                    Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakeland in the State of Florida, as of March 18, 2002.

                                   FloridaFirst Bancorp, Inc.


                                   By:     /s/Gregory C. Wilkes
                                           -------------------------------------
                                           Gregory C. Wilkes
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)


                                POWER OF ATTORNEY

         We, the undersigned directors and officers of FloridaFirst Bancorp, Inc., do hereby severally constitute and appoint Gregory C. Wilkes as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Gregory C. Wilkes may deem necessary or advisable to enable FloridaFirst Bancorp, Inc., to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Gregory C. Wilkes shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.

/s/Gregory C. Wilkes                                          /s/Kerry P. Charlet
------------------------------------------------              -----------------------------------------------
Gregory C. Wilkes                                             Kerry P. Charlet
President, Chief Executive Officer, and Director              Senior Vice President, Chief Financial Officer,
(Principal Executive Officer)                                 and Secretary
                                                              (Principal Financial and Accounting Officer)

March 18, 2002                                                March 18, 2002
------------------------------------------------              -----------------------------------------------
Date                                                          Date


/s/Nis H. Nissen, III                                         /s/Stephen A. Moore, Jr.
------------------------------------------------              -----------------------------------------------
Nis H. Nissen, III                                            Stephen A. Moore, Jr.
Chairman of the Board                                         Director


March 18, 2002                                                March 18, 2002
------------------------------------------------              -----------------------------------------------
Date                                                          Date


/s/Llewellyn N. Belcourt                                      /s/G.F. Zimmermann, III
------------------------------------------------              -----------------------------------------------
Llewellyn N. Belcourt                                         G.F. Zimmermann, III
Director                                                      Director

March 18, 2002                                                March 18, 2002
------------------------------------------------              -----------------------------------------------
Date                                                          Date


/s/J. Larry Durrence                                          /s/Arthur J. Rowbotham
------------------------------------------------              -----------------------------------------------
J. Larry Durrence                                             Arthur J. Rowbotham
Director                                                      Director

March 18, 2002                                                March 18, 2002
------------------------------------------------              -----------------------------------------------
Date                                                          Date



                                INDEX TO EXHIBITS




   Exhibit                  Description
   -------                  -----------

     4.1  FloridaFirst Bancorp, Inc. 2002 Stock Option Plan

     4.2  FloridaFirst Bank 2002 Restricted Stock Plan

     4.3 Form of Stock Option Agreement to be entered into with respect to Incentive Stock Options under the Stock Option Plan

     4.4 Form of Stock Option Agreement to be entered into with respect to Non-Incentive Stock Options under the Stock Option Plan

     4.5  Form of Restricted Stock Award Agreement

     4.6  Form of Stock Award Tax Notice

     5.1 Opinion of Malizia Spidi & Fisch, PC as to the validity of the Common Stock being registered

     23.1 Consent of Malizia Spidi & Fisch, PC (appears in their opinion filed as Exhibit 5.1)

     23.2 Consent of Hacker, Johnson & Smith PA

     24 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein